UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

LIFEPOINT HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Contact:                                                Penny L. Brake

Vice President of Finance

(615) 920-7612

LIFEPOINT HEALTH CANCELS SECOND QUARTER 2018 CONFERENCE CALL

Brentwood, Tennessee (July 23, 2018) — LifePoint Health, Inc. (NASDAQ: LPNT) (“LifePoint,” “LifePoint Health” or the “Company”) today announced that it will not hold its previously scheduled second quarter 2018 earnings conference call and web simulcast on Friday, July 27, 2018.  This cancellation follows an earlier announcement that LifePoint and RCCH HealthCare Partners, which is owned by certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) have entered into a definitive agreement to merge.  LifePoint will release its results for the second quarter and six months ended June 30, 2018 before the open of the market on Friday, July 27, 2018, as scheduled.

LifePoint Health is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LifePoint. In connection with the proposed merger, LifePoint plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that LifePoint may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF LIFEPOINT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other documents filed by LifePoint with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and LifePoint’s website, www.LifePointHealth.net.

Participants in the Solicitation

LifePoint and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of LifePoint common stock in respect of the proposed transaction. Information about the directors and executive officers of LifePoint is set forth in LifePoint’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018 and proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 25, 2018. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by LifePoint with the SEC in respect of the proposed transaction.

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